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                                                                    EXHIBIT 10.8

                      INVESTMENT MANAGEMENT TRUST AGREEMENT

     This Agreement is made as of [______] [__], 2006 by and between Granahan McCourt Acquisition Corporation (the "Company") and Continental Stock Transfer & Trust Company (the "Trustee").

     WHEREAS, the Company's Registration Statement on Form S-1, as amended, No. 333-136048 (together with any registration statement filed pursuant to Rule 462(b), the "Registration Statement"), for its initial public offering of securities (the "IPO") has been declared effective as of the date hereof by the Securities and Exchange Commission (the "Effective Date"); and

     WHEREAS, Deutsche Bank Securities Inc., Gunn Allen Financial, Inc. and Legend Merchant Group Inc. are acting as the underwriters (the "Underwriters") in the IPO; and

     WHEREAS, the Company has agreed to sell certain of its securities to David
C. McCourt in a placement to be effected concurrently with the IPO; and

     WHEREAS, as described in the Registration Statement, and in accordance with the Company's Certificate of Incorporation, $88,650,000 of the proceeds of the IPO and the sale of securities in a private placement simultaneously with the IPO ($101,745,000 if the Underwriters' over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a trust account for the benefit of the Company and the holders of the Company's common stock, par value $.0001 per share, issued in the IPO (the amount to be delivered to the Trustee will be referred to herein as the "Property"; the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the "Public Stockholders," and the Public Stockholders and the Company will be referred to together as the "Beneficiaries"); and

     WHEREAS, a portion of the Property consists of $3,600,000 (or $4,140,000 if the Underwriters' over-allotment option is exercised in full) attributable to the Underwriters' discount ("Deferred Discount") which the Underwriters have agreed to deposit in the Trust Account (defined below); and

     WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property;

     IT IS AGREED:

1. Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

     (a) Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement, in a segregated trust account ("Trust Account") established by the Trustee at a branch of JPMorgan Chase NY Bank selected by the Trustee;

     (b) Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

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     (c) In a timely manner, upon the written instruction of the Company, to invest and reinvest the Property in any "Government Security" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 180 days or less, or in money market funds selected by the Company meeting the conditions specified in Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, as determined by the Company;

     (d) Collect and receive, when due, all principal and income arising from the Property, which income, net of taxes, shall become part of the "Property," as such term is used herein;

     (e) Notify the Company of all communications received by it with respect to any Property requiring action by the Company;

     (f) Supply any necessary information or documents as may be requested by the Company in connection with the Company's preparation of the tax returns relating to income from the Property in the Trust Account or otherwise;

     (g) Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company in writing to do so;

     (h) Render to the Company and to Deutsche Bank Securities Inc. as representative (the "Representative") of the Underwriters, and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

     (i) If there is any income or other tax obligation relating to the income from the Property in the Trust Account as determined by the Company, then, from time to time, at the written instruction of the Company, the Trustee shall promptly to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, liquidate such assets held in the Trust Account as shall be designated by the Company in writing, and disburse to the Company by wire transfer, out of the Property in the Trust Account, the amount indicated by the Company as owing in respect of such income tax obligation; and

     (j) Commence liquidation of the Trust Account only upon receipt of and only in accordance with the terms of a letter (the "Termination Letter"), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its President or Chairman of the Board, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein. The Trustee shall provide the Representative with a copy of any Termination Letter and/or any other correspondence that it receives with respect to any proposed withdrawal from the Trust Account promptly after it receives the same.

2.   Limited Distributions Of Income From Trust Account.

No distributions from the Trust Account shall be permitted except in accordance with Sections 1(i) and 1(j) hereof.

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3.   Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

     (a) Give all instructions to the Trustee hereunder in writing, signed by the Company's President or Chairman of the Board. In addition, except with respect to its duties under Sections 1(i) and 1(j) above, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

     (b) Hold the Trustee harmless and indemnify the Trustee from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee's gross negligence or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the "Indemnified Claim"). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided, that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Company may participate in such action with its own counsel; and

     (c) Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to Section 1(i) as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 1(i). The Company shall pay the Trustee the initial acceptance fee and first year's fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date. The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Fund. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 3(c) and as may be provided in Section 3(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections).

     (d) Provide to the Trustee any letter of intent, agreement in principle or definitive agreement that is executed prior to __, 2007 in connection with a Business Combination; and

     (e) In connection with any vote of the Company's stockholders regarding a Business Combination, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes (which firm may be the Trustee) verifying the vote of the Company's stockholders regarding such Business Combination.

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4.   Limitations of Liability. The Trustee shall have no responsibility or liability to:

     (a) Take any action with respect to the Property, other than as directed in
Section 1 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence or willful misconduct;

     (b) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

     (c) Change the investment of any Property, other than in compliance with
Section 1(c);

     (d) Refund any depreciation in principal of any Property;

     (e) Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

     (f) The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

     (g) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement;

     (h) As and to the extent requested from time to time by the Company, prepare, execute and file such tax reports, income or other tax returns and pay any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), it being expressly understood that as set forth in Section 1(i), if there is any income or other tax obligation relating to the Trust Account or the Property in the Trust Account, as determined from time to time by the Company and regardless of whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account an amount specified by the Company as owing to

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the applicable taxing authority, which amount shall be paid directly to the
Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority

     (i) Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i) above.

5.   Termination. This Agreement shall terminate as follows:

     (a) If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee. At such time that the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event that the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit;

     (b) At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(j) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 3(b).

6.   Miscellaneous.

     (a) The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. Upon receipt of written instructions, the Trustee will confirm such instructions with an Authorized Individual at an Authorized Telephone Number listed on the attached Exhibit C. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel. In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary's bank or intermediary bank, rather than names. The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

     (b) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

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     (c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. The parties hereto may change, waive, amend or modify any provision contained herein that may be defective or inconsistent with any other provision contained herein only upon the written consent of each of the parties hereto; provided that such action shall not materially adversely affect the interests of the Public Stockholders. Any other change, waiver, amendment or modification to this Agreement shall be subject to approval by a majority of the Public Stockholders. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

     (d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.

     (e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

          if to the Trustee, to:

          Continental Stock Transfer & Trust Company
          17 Battery Place
          8th Floor
          New York, New York 10004
          Attn: Mr. Frank Di Paolo, CFO
          Fax: (212) 616-7620

          if to the Company, to:

          Granahan McCourt Acquisition Corporation
          179 Stony Brook Road
          Hopewell, NJ 08525
          Attn: Barak Bar-Cohen, Chief Financial Officer
          Fax: (609) 333-1210

          with a copy to:

          Bingham McCutchen LLP
          399 Park Avenue
          New York, NY 10022
          Attn: Floyd I. Wittlin, Esq.
          Fax: (212) 752-5378

          in either case with a copy on behalf of the Underwriters to:

          Deutsche Bank Securities Inc.
          60 Wall Street NYC 60-1001
          New York, NY 10005
          Attn: Syndicate Manager

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          Fax: (212) 797-9344

          with a copy to:

          Debevoise & Plimpton LLP
          919 Third Avenue
          New York, NY 10022
          Attn: Peter Loughran, Esq.
          Fax: (212) 909-6836

     (f) This Agreement may not be assigned by the Trustee without the prior consent of the Company.

     (g) Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any part of the Property under any circumstance.

     (h) The Trustee hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

     (i) The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

     (j) The Underwriters shall be third party beneficiaries of this Agreement.

                            [Signature page follows]

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     IN WITNESS WHEREOF, the parties have duly executed this Investment
Management Trust Agreement as of the date first written above.

                                        CONTINENTAL STOCK TRANSFER & TRUST
                                        COMPANY, as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GRANAHAN MCCOURT ACQUISITION CORPORATION


                                        By:
                                            ------------------------------------
                                        Name: David C. McCourt
                                        Title: President and Chief Executive
                                               Officer

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                                    EXHIBIT A

                             [LETTERHEAD OF COMPANY]

                                  [INSERT DATE]

Continental Stock Transfer & Trust Company
17 Battery Place
8th Floor
New York, New York 10004
Attn: Steven Nelson, President

Re: Trust Account No. [___________]
    Termination Letter

Gentlemen:

     Pursuant to Section 1(j) of the Investment Management Trust Agreement between Granahan McCourt Acquisition Corporation (the "Company") and Continental Stock Transfer & Trust Company (the "Trustee"), dated as of _____________, 2006 (the "Trust Agreement"), this is to advise you that the Company has entered into an agreement ("Business Agreement") with __________________ (the "Target Business") to consummate a business combination with Target Business (a "Business Combination") on or about [INSERT DATE]. The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (the "Consummation Date"). Defined terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Trust Agreement.

     Pursuant to Section 3(e) of the Trust Agreement, we are providing you with [an affidavit] [a certificate] of __________________, which verifies the vote of the Company's stockholders in connection with the Business Combination. In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company shall direct in writing on the Consummation Date.

     On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated and (ii) the Company shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (the "Instruction Letter"). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel's letter and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company or, with respect to the Deferred Discount, which amount shall be less $0.32 per share of common stock converted to cash in accordance with the Company's certificate of incorporation, to the Underwriters. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

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     In the event that the Business Combination is not consummated on the
Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

                                        Very truly yours,

                                        GRANAHAN MCCOURT ACQUISITION CORPORATION


                                        By:
                                            ------------------------------------
                                        Name: David C. McCourt
                                        Title: President and Chief Executive
                                               Officer

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                                    EXHIBIT B

                             [LETTERHEAD OF COMPANY]

                                  [INSERT DATE]

Continental Stock Transfer & Trust Company
17 Battery Place
8th Floor
New York, New York 10004
Attn: Frank Di Paolo, CFO

Re: Trust Account No. [_________] Termination Letter

Gentlemen:

     Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between Granahan McCourt Acquisition Corporation (the "Company") and Continental Stock Transfer & Trust Company (the "Trustee"), dated as of _____________, 2006 (the "Trust Agreement"), this is to advise you that the Company has been dissolved due to the Company's inability to effect a Business Combination within the time frame specified in the Company's prospectus relating to its IPO. Attached hereto is a certified copy of the Certificate of Dissolution as filed with the Delaware Secretary of State. Defined terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Trust Agreement.

     In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account. You will notify the Company and JPMorgan Chase NY Bank (the "Designated Paying Agent") in writing as to when all of the funds in the Trust Account will be available for immediate transfer (the "Transfer Date"). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence distribution of such funds in accordance with the Company's instructions. You shall have no obligation to oversee the Designated Paying Agent's distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Agreement shall terminate in accordance with the terms thereof.

                                        Very truly yours,

                                        GRANAHAN MCCOURT ACQUISITION CORPORATION


                                        By:
                                            ------------------------------------
                                        Name: David C. McCourt
                                        Title: President and Chief Executive
                                               Officer

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                                    EXHIBIT C

                 AUTHORIZED INDIVIDUAL(S) AND TELEPHONE NUMBERS

                       AUTHORIZED FOR TELEPHONE CALL BACK

COMPANY: Granahan McCourt Acquisition Corporation
         179 Stony Brook Avenue
         Hopewell, NJ 08525
         Attn: Barak Bar-Cohen, Chief Financial Officer
         Telephone: (609) 333-1200

TRUSTEE: Continental Stock Transfer & Trust Company
         17 Battery Place
         8th Floor
         New York, New York 10004
         Attn: Steven Nelson, President
         Telephone: (212) 845-3202

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                                   SCHEDULE A

    Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement between Granahan McCourt Acquisition Corporation and Continental Stock
                            Transfer & Trust Company

FEE ITEM                            TIME AND METHOD OF PAYMENT      AMOUNT
--------------------------------------------------------------------------
Initial acceptance fee           Initial closing of IPO by wire     $1,000
                                 transfer

Annual fee                       First year, initial closing of     $3,000
                                 IPO by wire transfer;
                                 thereafter on the anniversary
                                 of the effective date of the IPO
                                 by wire transfer or check

Transaction processing fee for   Deduction by Trustee from          $  250
disbursements to Company         disbursement made to
under Section 1(i)               Company under Section 1(i)

                                        Agreed:

Dated: [__] ___, 2006

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                                     Authorized Officer


                                        Continental Stock Transfer & Trust Co.


                                        By:
                                            ------------------------------------
                                                     Authorized Officer